UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported): October 23, 2018

NEOS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-37508 (Commission File Number)	27-0395455 (I.R.S. Employer Identification Number)

2940 N. Highway 360
Grand Prairie, TX 75050
(972) 408-1300
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.                                        Entry into a Material Definitive Agreement.

License Agreement

On October 23, 2018, Neos Therapeutics, Inc. (the “Company”) and NeuRx Pharmaceuticals LLC (“NeuRx”) entered into an Exclusive License Agreement (the “License Agreement”), pursuant to which NeuRx granted an exclusive, royalty-bearing license to the Company to develop, manufacture, and commercialize certain pharmaceutical products containing NeuRx’s proprietary compound designated as NRX 101, referred to by the Company as NT0501, on a world wide basis. NeuRx also granted to the Company certain sub-license rights.

Under the License Agreement, the Company is required to make an upfront payment of $175,000 and certain payments up to an aggregate of $5.45 million upon the satisfaction of certain development milestones. In addition, NeuRx is entitled to royalty payments based on a multi-tier rate, ranging from high single digits to low double digits of aggregate annual net sales during the applicable term specified in the License Agreement on a product-by-product and country-by-country basis, subject to certain adjustment set forth in the License Agreement. If the Company grants a sublicense to one or more sublicensees under the license technology within four years following the date of the License Agreement, the Company is required to pay NeuRx 10% of the sublicensing revenue received from such sublicensees.

The term of the License Agreement is determined on a product-by-product and country-by-country basis, until the later of the expiration of the patent rights licensed to the Company and the expiration of regulatory-based exclusivity for such product in such country. The License Agreement may also be terminated by either party based upon certain uncured breach, or by the Company at any time with advanced notice.

The foregoing descriptions of the material terms of the License Agreement do not purport to be complete and are subject to, and are qualified in their entirety by, reference to the License Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1.

A press release regarding the foregoing is attached hereto as Exhibit 99.1.

Item 9.01.                                        Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

10.1	Exclusive License Agreement, dated as of October 23, 2018, by and between Neos Therapeutics, Inc. and NeuRx Pharmaceuticals LLC.

99.1	Press Release, dated October 23, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOS THERAPEUTICS, INC.

Date:	October 24, 2018
By:	/s/ Gerald McLaughlin
Title:	President and Chief Executive Officer